UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 17, 2005

SMART & FINAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10811	95-4079584
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Citadel Drive City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 869-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2005 two of the Company’s operating subsidiaries jointly entered into an Amended and Restated Supply Agreement (“Supply Agreement”) with Unified Western Grocers, Inc. (“UWG”) with an effective date of March 15, 2005. The Supply Agreement amends and replaces an existing supply agreement that was due to expire in November 2005. The Supply Agreement now expires in November 2008, unless extended at the Company’s option for an additional two year term.

Under the Supply Agreement UWG will continue to supply the Company various food products, dry goods and support services. The Supply Agreement contains certain minimum purchase requirements by the Company for any twelve-month period covered by the agreement. The Company currently operates 48 Cash & Carry stores in Oregon, Washington and northern California that are primarily served through the Supply Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL INC.

Date: March 22, 2005	By:	/s/ Richard N. Phegley
Richard N. Phegley
Senior Vice President and
Chief Financial Officer

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